UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2022

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Legacy Drive, Suite 400, Plano, Texas 75024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 803-5337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As described in greater below in Item 5.02, which information is incorporated into this Item 3.02 by reference, effective on January 12, 2022, American International Holdings Corp. (the “Company”, “we”, or “us”) entered into a new employment agreement with Mr. Jacob D. Cohen, our Chief Executive Officer. As part of Mr. Cohen’s compensation under the employment agreement, Mr. Cohen received an award of 5,000,000 restricted shares of the Company’s common stock as a signing bonus in consideration of Mr. Cohen entering into the agreement.

We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for such issuance, since the foregoing issuance did not involve a public offering, the recipient was (a) an “accredited investor”; and (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grants and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of new Directors

On January 13, 2022, the Board of Directors, pursuant to the power provided to the Board under Nevada law, the Company’s Bylaws and the Amended and Restated Articles of Incorporation of the Company, appointed Ms. Lorraine D’Alessio and Dr. Kenny Myers to fill two of the vacancies on the Board of Directors, as independent directors. With the appointments, the Company’s Board of Directors now has four members.

The Board of Directors determined that Ms. D’Alessio and Dr. Myers are “independent” pursuant to the rules of the NASDAQ Capital Market.

Neither Ms. D’Alessio nor Dr. Myers is party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between either Ms. D’Alessio or Dr. Myers and any other person pursuant to which either Ms. D’Alessio or Dr. Myers was selected to serve as a director of the Company, nor is either Ms. D’Alessio or Dr. Myers a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including Ms. D’Alessio and Dr. Myers.

Both Ms. D’Alessio and Dr. Myers were appointed as members of the Company’s Audit Committee upon their appointment to the Board of Directors.

The independent Board members will receive compensation of $2,500 per month in equity, payable on a quarterly basis, for their services on the Board of Directors, with the first tranche of shares due on March 31, 2022.

Biographical information for Ms. D’Alessio and Dr. Myers is provided below:

Lorraine D’Alessio, age 42

Since 2010, Ms. D’Alessio has served as CEO and Managing Partner at D’Alessio Law Group, PLC, a law firm in Beverly Hills, California which provides immigration and entertainment law services. In that capacity, she has provided counsel to entertainment agencies, unions, private companies, academic institutions, tech startups, entrepreneurs and enterprises including: Next Models, Food Network, SubPac, Pepperdine University, ACTRA, New York Film Academy, Plug and Play, Expert Dojo, and 500 Startups.

Ms. D’Alessio was named the 2017 Leader in Law by the Los Angeles Business Journal and is the recipient of the 2018 Enterprising Woman Award. Since 2016, Ms. D’Alessio has also served on the board of directors of Artists for Change, a non-profit organization which focuses on creating high impact film, television, and multimedia projects to inspire individuals, organizations, and communities to bring about positive social change.

From 2005 to 2007, Ms. D’Alessio served as a policy analyst and advisor for the government of Ontario, Canada.

Ms. D’Alessio received her Bachelor’s degree in International Relations from the University of Toronto in 2005; a Master’s of Public Policy in Public Policy Administration from Queen’s University, in Kingston, Ontario in 2006; and a Juris Doctorate degree from Southwestern Law School in Los Angeles, California in 2010.

The Board of Directors believes that Ms. D’Alessio is well qualified to serve on the Board of Directors because of her extensive business knowledge and legal expertise.

Dr. Kenny Myers, age 55

Since March 2020, Dr. Myers has served as VP of Business Development for Living Fit Nation, Inc., a corporate wellness provider which designs and implements customized employee health and wellness programs for corporations around the United States. From March 2012 to February 2020, Dr. Myers worked as VP of Business Development at One Health Medical Systems, LLC, an integrated health services provider, where he was responsible for overseeing the planning, development and execution of the organization’s marketing and advertising initiatives. From May 1998 to March 2012, Dr. Myers was CEO of Texas Physicians Network, a healthcare management company where he was responsible for the marketing and management several urgent care centers, medical clinics and other related healthcare facilities.

Dr. Myers received his Bachelor of Science degree in Microbiology from Oklahoma University in 1989, and a Doctor of Chiropractic Degree from Parker University in Dallas, Texas in 1996.

The Board of Directors believes that Dr. Myers is well qualified to serve on the Board of Directors because of his background in the health services industry and his experience in business marketing and development.

(e) Employment Agreement of Jacob D. Cohen

Effective on January 12, 2022, we entered into a new employment agreement with Mr. Jacob D. Cohen, our Chief Executive Officer, which replaced and superseded his prior employment agreement with the Company.

The agreement, which provides for Mr. Cohen to continue to serve as our Chief Executive Officer, has a three-year term expiring January 12, 2025, provided that the agreement automatically extends for additional one year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement. The agreement also requires the Board, subject to certain exceptions, to nominate Mr. Cohen to serve on the Board at each stockholders’ meeting which occurs during the term of the agreement and to serve as the Chairman of the Board.

Pursuant to the terms of the agreement, Mr. Cohen’s annual compensation package includes (1) a base salary of $180,000 per year, subject to automatic $60,000 annual increases beginning December 31, 2022 and on each December 31 thereafter, along with such other increases as may be determined in the sole discretion of the Board from time to time (the “Base Salary”); (2) a yearly incentive bonus (“Incentive Bonus”) equal to 10% of the net income of the Company and its current and existing and subsequently acquired or organized subsidiaries, determined annually on a consolidated basis by the Company’s independent accounting firm; and (3) an award of 5,000,000 restricted shares of the Company’s common stock as a signing bonus in consideration of Mr. Cohen entering into the agreement. Mr. Cohen may also receive additional bonuses awarded from time to time in the discretion of the Board and/or Compensation Committee in cash, stock or other equity consideration. Mr. Cohen is also paid an automobile allowance of $1,000 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans.

The agreement prohibits Mr. Cohen from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our Subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Services” means any online, direct-to-consumer subscription-based telemedicine or life-coaching platform, and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which Mr. Cohen has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” means pharmaceutical drugs and other healthcare products and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, purchasing, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which Mr. Cohen obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement.

We may terminate Mr. Cohen’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Cohen, any act of misappropriation of funds or embezzlement by Mr. Cohen, Mr. Cohen committing any act of fraud, or Mr. Cohen being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Cohen suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Cohen.

Mr. Cohen may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of CEO of the Company, (ii) there has been a material breach by us of a material term of the agreement or Mr. Cohen reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Cohen, (iii) Mr. Cohen’s compensation is reduced without his consent, or we fail to pay to Mr. Cohen any compensation due to him upon five days written notice from Mr. Cohen informing us of such failure, (iv) if the Company’s headquarters are relocated to a location more than thirty-five (35) miles from the Company’s current headquarters in Plano, Texas, without his consent, or (v) if Mr. Cohen is also then serving as a member of the Board and is not re-nominated by the Board to serve as a member of the Board at any annual meeting of stockholders of the Company; provided, however, prior to any such termination by Mr. Cohen for “good reason”, Mr. Cohen must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Cohen’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Cohen’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Cohen’s death or disability) during the twelve month period following a Change of Control (a “Change of Control Termination”) or in anticipation of a Change of Control, we are required to pay Mr. Cohen, within 60 days following the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Cohen (the “Change of Control Payment”), which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. If Mr. Cohen’s employment terminates due to a Change of Control Termination within six (6) months prior to a Change of Control, it will be deemed to be “in anticipation of a Change of Control” for all purposes. In addition, in the event of a Change of Control, all of Mr. Cohen’s equity-based compensation immediately vests to Mr. Cohen and any outstanding stock options held by Mr. Cohen can be exercised by Mr. Cohen until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Cohen’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Cohen a lump sum payment, payable on the same date as the Change of Control Payment, equal to the black scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Cohen on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. “Change of Control” for the purposes of the agreement means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board of Directors; (b) a merger or consolidation of us whether or not approved by our Board of Directors, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our stockholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors on January 12, 2022, except in the event that such slate of directors is proposed by a committee of the Board or the Board; provided that if the definition of “Change of Control” in our Stock Incentive Plans or Equity Compensation Plans is more favorable than the definition above, then such definition shall be controlling.

If Mr. Cohen’s employment is terminated pursuant to his death or disability, (i) all salary, vacation days, and bonuses accrued through the termination date will be paid to Mr. Cohen’s estate or beneficiaries or to Mr. Cohen, as applicable, in cash within 30 days of the termination date; (ii) 100% of Mr. Cohen’s then current annual Base Salary, as in effect on the date the agreement is terminated (the “Termination Date”), will be paid to Mr. Cohen’s estate or beneficiaries or to Mr. Cohen, as applicable, in cash when due under Texas law; (iii) the pro rata amount of any discretionary bonus and performance bonus he would have been due for the year in which the termination date occurred will be paid to Mr. Cohen’s estate or beneficiaries or to Mr. Cohen, as applicable, at the time when annual bonuses are paid to the Company’s other senior executives for that fiscal year; (iv) Mr. Cohen and his eligible family members will continue to be provided with group health insurance coverage at least equal to that which would have been provided to them if Mr. Cohen’s employment had not been terminated (or at the Company’s election, pay the applicable COBRA premium for such coverage), subject to certain rights which reduce such obligation if Mr. Cohen is covered by health insurance with a substantially similar level of insurance as prior to the termination; and (v) any vested benefits which Mr. Cohen is required or eligible to receive as of the termination date under any plan, contract or agreement of the Company and its affiliates will be paid or provided to Mr. Cohen’s estate or beneficiaries or to Mr. Cohen, as applicable, on a timely basis.

If Mr. Cohen’s employment is terminated pursuant to the end of the initial term (or any renewal term), without “good reason” by Mr. Cohen, or by us for “cause”, Mr. Cohen is entitled to all salary accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which Mr. Cohen was participating as of the termination date. Additionally, any unvested stock options or equity compensation held by Mr. Cohen immediately terminate and are forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) are subject to the terms and conditions set forth in the applicable Stock Incentive Plan or Equity Compensation Plan, or award agreement, as such may describe the rights and obligations upon termination of employment of Mr. Cohen.

If Mr. Cohen’s employment is terminated by Mr. Cohen for “good reason”, or by us without “cause”, (i) Mr. Cohen will be paid, in two lump sum payments, (a) all salary, vacation days, and bonuses accrued through the termination date, payable when due under Texas law, and (b) an amount, payable within 60 days after the termination date, equal to 3.0 times (the “Severance Multiple”) the sum of (1) the Base Salary then in effect plus (2) the average Incentive Bonus and Discretionary Bonus received by Mr. Cohen for the Company’s one or two most recent complete fiscal years, as applicable at the time of the termination (or, if termination occurs during the first year of employment, a prorated amount), provided that, if less than one year remains in the term of the agreement after the termination date, the Severance Multiple will be 1.0; (ii) the pro rata amount of any discretionary bonus and performance bonus he would have been due for the year in which the termination date occurred will be paid to Mr. Cohen at the time when annual bonuses are paid to the Company’s other senior executives for that fiscal year; and (iii) Mr. Cohen and his eligible family members will continue to be provided with group health insurance coverage at least equal to that which would have been provided to them if Mr. Cohen’s employment had not been terminated (or at the Company’s election, pay the applicable COBRA premium for such coverage), subject to certain rights which reduce such obligation if Mr. Cohen is covered by health insurance with a substantially similar level of insurance as prior to the termination. Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Cohen will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstance. Mr. Cohen will also receive any other benefits payable under any other benefit plans in which he is entitled to participate through the termination date, subject to and in accordance with the terms of such plans.

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Cohen is subject to non-solicitation covenants during the term of the agreement and for twelve months thereafter. Although Mr. Cohen will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement.

The foregoing summary of the employment agreement does not purport to be complete and is qualified in their entirety by reference to the form of Executive Employment Agreement attached hereto as Exhibit 10.1, which agreement is incorporated herein by reference in its entirety.

Item 7.01 Regulation FD Disclosure.

On January 14, 2022, the Company issued a press release announcing the appointments of Ms. Lorraine D’Alessio and Dr. Kenny Myers to the Board of Directors as independent directors, a copy of which is attached hereto as Exhibit 99.1, and incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01 of this Current Report and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1*	January 12, 2022 Executive Employment Agreement between American International Holdings Corp. and Jacob D. Cohen
99.1**	Press Release Dated January 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: January 18, 2022	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer